SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 4, 1997

                       AMERICAN RESIDENTIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                             1-11849                          76-0484996
(State or other jurisdiction of    (Commission                  (I.R.S. Employer
incorporation)                     File Number)              Identification No.)

                                 POST OAK TOWER
                           5051 WESTHEIMER, SUITE 725
                            HOUSTON, TEXAS 77056-5604
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 599-0100

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ITEM 5. OTHER EVENTS.

               On March 4, 1997, American Residential Services, Inc., a Delaware corporation ("ARS"), announced that it intends to raise up to $75 million through a private placement of convertible subordinated notes. The notes will be unsecured obligations of ARS and convertible into shares of ARS common stock on terms to be determined. The placement of the notes is expected to be completed in the second quarter of this year.

               The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A and outside the United States to certain persons in off-shore transactions in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The offering and sale of the notes will not be registered under the Securities Act or any state securities or blue sky laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

               The Company intends to use the net proceeds of the offering to repay bank indebtedness incurred in connection with acquisitions, the funding of potential future acquisitions and for general corporate purposes.

               Pursuant to Rule 135c(d) of the Securities Act, a copy of the press release announcing the private placement is included as Exhibit 99 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    EXHIBITS

        99     Press release issued March 4, 1997.

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN RESIDENTIAL SERVICES, INC.

                                      By: /s/ JOHN D. HELD
                                          John D. Held
                                          Senior Vice President, General Counsel
                                              and Secretary

Date:  March 6, 1997

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